Exhibit 24.1

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Peter F. Waltz, Hallie D. Heath, or Louis D. Kern, or any of them acting singly and with full power of substitution, as the undersigned’s true and lawful attorney-in-fact to:

(1)	prepare, execute, and file with the United States Securities and Exchange Commission (the “SEC”) for and on behalf of the undersigned a Form ID and any other documents necessary or appropriate to obtain or generate new EDGAR filing codes for the undersigned to enable the undersigned to make electronic filings with the SEC as may be required by the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation promulgated by the SEC;

(2)	prepare and execute for and on behalf of the undersigned Forms 3, 4, and 5 and Schedules 13D and 13G, and any amendments thereto (each, a “Securities Filing”), in accordance with Sections 13 and 16(a) of the Exchange Act, and the rules promulgated thereunder, as applicable, and any other forms or reports the undersigned may be required to file in connection with the undersigned’s ownership, acquisition, or disposition of securities of TRxADE HEALTH, Inc. (the “Company”);

(3)	do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Securities Filing or other form or report and to timely file such Securities Filing with the SEC or any stock exchange or similar authority; and

(4)	take any other action of any type whatsoever in connection with the foregoing, which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 13 or Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Securities Filings or other forms or reports with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of August 5, 2024.

/s/ Narasimhan Mani
Narasimhan Mani

[Signature Page to Power of Attorney]